UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2007

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of Registrant as specified in its charter)

            California

        0-13112

  95-3778627

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Real Estate Associates Limited VI, a California limited partnership (the “Registrant”), has a 98.9% limited partnership interest in SOL 413 Limited Dividend Partnership, a Massachusetts limited partnership (“SOL 413”). On August 6, 2007, SOL 413 sold its sole investment property, located in San Juan, Puerto Rico, which consists of 12 units, to a third party for a sales price of approximately $732,000.  The Registrant received approximately $310,000 as a distribution from net sales proceeds and approximately $22,000 as repayment of advances made by the Registrant to SOL 413. The Registrant was informed that the remaining sales proceeds were used to satisfy liabilities associated with SOL 413, including the mortgage encumbering the property.  The Registrant’s investment balance in SOL 413 was approximately $22,000 at March 31, 2007.

In accordance with the Restated Certificate and Agreement of Limited Partners of the Registrant, the Registrant’s corporate general partner intends to utilize the sales proceeds received for Registrant’s operations and reserves.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: August 10, 2007